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                                                                    EXHIBIT 4(a)

                                   CERTIFICATE

         I, Timothy M. Hayes, Senior Vice President, Secretary and General Counsel of American General Finance Corporation, an Indiana corporation (the "Company"), do hereby certify that attached hereto is a true copy of resolutions duly adopted by a duly authorized and appointed committee of the Board of Directors of the Company by unanimous written consent on November 15, 2002, and such resolutions have not been amended, modified or rescinded and remain in full force and effect.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:   November 18, 2002

                                                   /s/ Timothy M. Hayes
                                                   -----------------------------
                                                   Timothy M. Hayes
                                                   Senior Vice President,
                                                   Secretary and General Counsel


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                      RESOLUTIONS REGARDING SHELF TAKEDOWN

         WHEREAS, the Terms and Pricing Committee of the Board of Directors of American General Finance Corporation (the "Company") previously has authorized the creation, issuance and sale of up to $7,500,000,000 aggregate principal amount of senior debt securities (the "Shelf Securities"), such debt securities to be issued under the Indenture dated as of May 1, 1999 (the "Indenture") between the Company and Citibank, N.A., as Trustee (the "Trustee"); and

         WHEREAS, the Company filed with the Securities and Exchange Commission (the "Commission") on October 4, 2002 a Registration Statement on Form S-3 (Registration No. 333-100345) for up to $5,750,000,000 aggregate principal amount of the Shelf Securities, which Registration Statement was declared effective by the Commission on October 18, 2002;

                            1. PROSPECTUS SUPPLEMENT.

         NOW, THEREFORE, BE IT RESOLVED, that the Chairman, the President or any Vice President (any reference to a Vice President of the Company in these resolutions shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President" and any terms used herein but not defined herein shall have the meanings given to them in the Indenture) of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to sign as required and cause to be filed with the Commission any and all amendments (including, without limitation, post-effective amendments) to the above-mentioned Registration Statement, any prospectus supplements, including, without limitation, a prospectus supplement describing the terms and provisions of the Notes, as such term is defined below, and the offer and sale thereof, and any additional documents which any such officer may deem necessary or desirable, such amendments and such documents to be in such forms as the officer executing or filing the same shall approve, such approval to be conclusively evidenced by his execution or filing thereof; and be it

                           2. AUTHORIZATION OF NOTES.

         FURTHER RESOLVED, that, upon receipt of the purchase price therefor hereinafter specified, the Company issue, sell and deliver $75,000,000 aggregate principal amount of its 4.411% Senior Notes due 2007 (the "Notes"), to be issued as Registered Securities pursuant to the Indenture; and be it

         FURTHER RESOLVED, that all references in the definitions in the Indenture to the terms "Security" or "Securities" shall be deemed to and shall include the Notes; and be it


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                               3. TERMS OF NOTES.

         FURTHER RESOLVED, that the Notes shall mature and the unpaid principal thereon shall be payable on November 30, 2007; and be it

         FURTHER RESOLVED, that the rate per annum at which interest shall be payable on the Notes is hereby fixed at 4.411%, that interest on the Notes shall accrue beginning November 20, 2002, that interest shall be payable semi-annually on the Notes on May 30th and November 30th in each year beginning May 30, 2003, and that the Regular Record Date for the payment of such interest shall be the May 15th or November 15th immediately preceding each such May 30th or November 30th, as the case may be, and otherwise as provided in the Indenture; and be it

         FURTHER RESOLVED, that no sinking fund shall be provided for the Notes and that the Notes shall not be redeemable at the option of the Company or repayable at the option of the holders thereof prior to maturity; and be it

         FURTHER RESOLVED, that the purchase price for the Notes to be paid to the Company by the purchaser of the Notes shall be 100% of the principal amount of the Notes, plus accrued interest, if any, from November 20, 2002; and be it

         FURTHER RESOLVED, that the Notes shall be redeemable in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes then outstanding to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in Exhibit A hereto) plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date;

         FURTHER RESOLVED, that pursuant to Section 203 of the Indenture, the Notes are to be issuable in permanent global form without coupons, that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges and that the U.S. Depository with respect to the Notes shall initially be The Depository Trust Company; and be it

         FURTHER RESOLVED, that the form, terms and provisions relating to the Notes to be established pursuant to Section 301 of the Indenture, and the form of Note relating thereto to be established pursuant to Section 201 of the Indenture, as submitted to this meeting, which shall be completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof, be, and they hereby are, approved; and be it


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                   4. OFFICERS' CERTIFICATE AND COMPANY ORDER.

         FURTHER RESOLVED, that the Chairman, the President or any Vice President, together with the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company be, and they hereby are, authorized and empowered, in the name and on behalf of the Company, to execute, seal, acknowledge and deliver an Officers' Certificate relating to the Notes pursuant to Sections 301 and 303 of the Indenture, in such forms and in such number of counterparts as the officers so acting shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and be it

         FURTHER RESOLVED, that the Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer, together with the Secretary or any Assistant Secretary of the Company be, and they hereby are, authorized and empowered, in the name and on behalf of the Company, to execute, seal, acknowledge and deliver a Company Order relating to the Notes pursuant to
Section 303 of the Indenture, in such forms and in such number of counterparts as the officers so acting shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and be it

                                5. PAYING AGENT.

         FURTHER RESOLVED, that Citibank, N.A. be, and it hereby is, designated and appointed Paying Agent with respect to the Notes at its Corporate Trust Office and New York Facility pursuant to Section 1002 of the Indenture; and be it

                             6. EXECUTION OF NOTES.

         FURTHER RESOLVED, that the Chairman, the President or any Vice President of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute and deliver under the corporate seal attested to by the Treasurer or Secretary of the Company or one of its Assistant Treasurers or Assistant Secretaries the Notes as authorized above in substantially such form, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and be it

                         7. PLACEMENT AGENCY AGREEMENT.

         FURTHER RESOLVED, that the form, terms and provisions of the Placement Agency Agreement relating to the Notes, between the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc., Fleet Securities, Inc., HSBC Securities (USA) Inc. and Wachovia Securities, Inc., as placement agents for the Notes (the "Placement Agents"), copies of which Placement Agency Agreement were submitted to this meeting, be, and they hereby are, approved, and the Chairman,


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the President, any Vice President, the Treasurer or any Assistant Treasurer be,
and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute and deliver, in such number of counterparts as the officer so acting deems advisable, a Placement Agency Agreement relating to the Notes in substantially the form presented to this meeting, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officer executing the same shall approve, the approval of such officer to be conclusively evidenced by his execution and delivery thereof (such Placement Agency Agreement, as executed and delivered, being herein referred to as the "Placement Agency Agreement"); and be it

         FURTHER RESOLVED, that the Company shall pay to each Placement Agent a commission equal to 0.30% of the principal amount of each Note delivered to a purchaser whose offer has been solicited by such Placement Agent; and be it

                          8. LETTER OF REPRESENTATIONS.

         FURTHER RESOLVED, that the form, terms and provisions of the Letter of Representations relating to certain matters arising in connection with the issuance of the Notes, among the Company, the Trustee and The Depository Trust Company, copies of which Letter of Representations were submitted to this meeting, be, and they hereby are, approved, and the Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute and deliver, in such number of counterparts as the officer so acting deems advisable, the Letter of Representations in substantially the form presented to this meeting, with such changes therein, additions thereto and deletions therefrom as the officer executing the same shall approve, such approval to be conclusively evidenced by his execution and delivery thereof; and be it

                                9. MISCELLANEOUS.

         FURTHER RESOLVED, that the officers of the Company be, and each of them acting alone hereby is, authorized and empowered, in the name and on behalf of the Company, to take, or cause to be taken, any and all action which such officer may deem necessary or desirable to carry out the purposes and intent of the foregoing resolutions and to perform, or cause to be performed, the obligations of the Company under the Notes, the Indenture, the Placement Agency Agreement and the Letter of Representations.


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             Exhibit A to Resolutions of Terms and Pricing Committee

         "Treasury Rate" means, with respect to any redemption date:

         - the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

         - if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

         The Treasury Rate will be calculated on the third business day preceding the date fixed for redemption.

         "comparable treasury issue" means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term ("remaining life") of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

         "comparable treasury price" means (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.

         "independent investment banker" means either Banc of America Securities LLC or J.P. Morgan Securities Inc., as specified by us, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by us.

         "reference treasury dealer" means (1) Banc of America Securities LLC and J.P. Morgan Securities Inc. and their respective successors, provided, however, that if either of the foregoing


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shall cease to be a primary U.S. government securities dealer in The City of New
York (a "primary treasury dealer"), we will substitute therefor another primary treasury dealer and (2) any other primary treasury dealer selected by us after consultation with the independent investment banker.

         "reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.


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